Exhibit 99.1

NATIONAL HOLDINGS CORPORATION POSTS RESULTS FOR THIRD QUARTER AND THE FIRST NINE MONTHS OF THE FISCAL YEAR

First nine months of adjusted EBITDA remains constant despite unfavorable market conditions in retail brokerage

New York, New York, August 16, 2010 -- National Holdings Corporation (OTCBB: NHLD.OB), a full service investment banking company operating through its wholly-owned subsidiaries, reported earnings for its third fiscal quarter ended June 30, 2010.

Total revenues decreased by $3,927,000, or 12%, for the third quarter ended June 30, 2010 to $28,482,000, from $32,409,000 for the same period in 2009. The decrease in revenues in the third quarter is primarily due to less favorable market conditions in retail brokerage and trading activity.  In the first nine months of fiscal year 2010, total revenues increased $2,266,000, or 3%, to $85,702,000 from $83,436,000 in the first nine months of fiscal year 2009.   The increase in revenues for the first nine months is due to more favorable market conditions as compared to the same period in 2009 with an emphasis on retail brokerage and investment banking, offset by a decrease in trading revenue.

“Our efforts in managing our cash flow throughout the first nine months of our fiscal year have enabled us to weather this difficult financial market and exhibit encouraging growth in our investment banking revenues,” said Mark Goldwasser, CEO.  “We are also seeing the fruits of our efforts reflected in the growth of assets in our RIA division, National Asset Management.”

“Despite having to navigate through the still challenging economic environment while we continue to invest in our business we were still able to report an adjusted EIBTDA loss of only $8,000 for the nine months ended June 30, 2010,” stated Leonard J. Sokolow, President.  “We continue to focus on our core business while developing our strategic initiatives such as the recently reported joint venture with the Osage Nation.”

For the three and nine months ended June 30, 2010, EBITDA, as adjusted, was $(881,000) and $(8,000), respectively.  For the three and nine months ended June 30, 2009, EBITDA, as adjusted, was $431,000 and ($21,000), respectively.  This decline in EBITDA, as adjusted of $1,312,000 in the three months ended June 30, 2010 over 2009 resulted from a slightly higher average cost of commission expense paid out to brokers due to product mix, as well as higher occupancy costs, professional fees, taxes, license and registration fees and other administrative expenses primarily during the third quarter ended June 30, 2010.

The Company reported a net loss of $2,031,000 in the third quarter of fiscal year 2010 compared to a net loss of $868,000 in the third quarter of fiscal year 2009.  The net loss attributable to common stockholders in the third quarter of fiscal year 2010 was $2,134,000, or $.12 per common share, as compared to a net loss attributable to common stockholders in the third quarter of fiscal year 2009 of $964,000, or $.06 per common share.  The net loss attributable to common stockholders for both the third quarter of fiscal year 2010 and 2009 reflects $103,000 and $96,000, respectively, of cumulative preferred stock dividends on the Company’s preferred stock.

The Company reported a net loss of $3,736,000 for the nine months ended June 30, 2010 as compared to a net loss of $3,938,000 for the same period in fiscal year 2009.  The net loss attributable to common stockholders for the nine months ended June 30, 2010 was $4,127,000, or $.24 per common share, as compared to a net loss attributable to common stockholders for the comparable period in 2009 of $4,203,000, or $.25 per common share.  The net loss attributable to common stockholders for the nine months ended June 30, 2010 and 2009 reflects $391,000 and $265,000, respectively, of cumulative preferred stock dividends on the Company’s preferred stock.

About National Holdings Corporation
National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation. National Securities, vFinance and EquityStation are broker-dealers registered with the SEC, and members of FINRA and SIPC. vFinance is also a member of the NFA. The three principal lines of business of the broker-dealers are offering full service retail brokerage; providing investment banking, merger, acquisition and advisory services to micro, small and mid-cap high growth companies; and trading securities, including making markets in over 4,000 micro and small-cap stock, distributing direct market access platforms, and providing liquidity in the United States Treasury marketplace. National Asset Management is a federally-registered investment advisor. National Insurance provides a full array of fixed insurance products to its clients. For more information, please visit our websites at www.nationalsecurities.com and www.vfinance.com.

Safe Harbor Statements
This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

CONTACTS:
Mark Goldwasser	Leonard J. Sokolow
Chairman and Chief Executive Officer	Vice Chairman and President
Tel: 212-417-8210	Tel: 561-981-1005

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
FINANCIAL HIGHLIGHTS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2010	2009	2010	2009

Revenues	$28,482,000	$32,409,000	$85,702,000	$83,436,000

Net loss	(2,031,000)	(868,000)	(3,736,000)	(3,938,000)

Preferred stock dividends	(103,000)	(96,000)	(391,000)	(265,000)

Net loss attributable to common stockholders	(2,134,000)	(964,000)	(4,127,000)	(4,203,000)

Loss per share attributable to common stockholders - Basic	$(0.12)	$(0.06)	$(0.24)	$(0.25)

Loss per share attributable to common stockholders - Diluted	$(0.12)	$(0.06)	$(0.24)	$(0.25)

Weighted average number of shares outstanding - Basic	17,276,704	16,930,924	17,209,396	16,635,442

Weighted average number of shares outstanding - Diluted	17,276,704	16,930,924	17,209,396	16,635,422

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
EBITDA, as Adjusted

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net income (loss), as reported	$(2,031,000)	$(868,000)	$(3,736,000)	$(3,938,000)
Interest expense	459,000	291,000	1,056,000	926,000
Taxes	47,000	29,000	132,000	106,000
Depreciation	182,000	189,000	539,000	551,000
Amortization	162,000	162,000	487,000	466,000
EBITDA	(1,181,000)	(197,000)	(1,522,000)	(1,889,000)
Non-cash compensation expense	113,000	237,000	409,000	710,000
Amortization of forgivable loans	187,000	391,000	1,105,000	1,158,000
EBITDA, as adjusted	$(881,000)	$431,000	$(8,000)	$(21,000)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense and amortization of forgivable loans, is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted with forgivable loan amortization, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.